CUSIP No. NONE        13D                                   Page 11 of 11 Pages


                                    EXHIBIT A

                             Joint Filing Agreement

   In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the depositary units of Healthcare Properties, L.P., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement.

Date: October 16, 1996         CAPITAL SENIOR LIVING COMMUNITIES, L.P.
                                   a Delaware limited partnership

                                   By: Retirement Living Communities, L.P., an Indiana limited partnership its sole general partner

                                       By:      Capital Retirement Group, Inc.,
                                                a Texas corporation,
                                                its sole general partner



                                            By:      /s/ Jeffrey L. Beck
                                                     Jeffrey L. Beck,
                                                     Chief Executive Officer


Date: October 16, 1996                               /s/ Jeffrey L. Beck
                                                    ----------------------------
                                                    Jeffrey L. Beck


Date: October 16, 1996                               /s/ James A. Stroud
                                                    ----------------------------
                                                    James A. Stroud

REDAL:81142.2 27686-00006

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